Exhibit 10.12

Adopted by the Board on July 18, 2017

2017 LONGEVERON LLC
INCENTIVE PLAN

Article I – General Provisions

1.1 Establishment and Purpose

There is hereby established the 2017 Longeveron LLC Incentive Plan (the “Plan”). The purpose of the Plan is to attract, retain and reward persons providing services to or for the direct, or indirect, benefit of the Company, a Company Subsidiary and/or an Affiliate, and to motivate such persons to contribute to the growth and profits of the Company in the future. The Plan seeks to accomplish these goals and objectives through the issuance of interests in the Company.

1.2 Definitions

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Operating Agreement. For the purposes of the Plan and unless otherwise specified in an Award Agreement, the following terms shall have the meanings ascribed thereto:

“Affiliate” shall have the meaning assigned thereto in the Operating Agreement.

“Award” shall mean the grant or issuance of Incentive Units, Common Units, Restricted Units and/or Unit Appreciation Rights awarded pursuant to Article II of this Plan, or an Option awarded pursuant to Article III of this Plan.

“Award Agreement” means the agreement between the Company and a Participant evidencing an award of Incentive Units, Common Units, Restricted Units and/or Unit Appreciation Rights, as applicable, by the Board as described in Section 2.2 hereof.

“Bankruptcy” shall mean (i) the entry of a decree or order for relief by a court having jurisdiction in respect of a Person in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of a Person or for any substantial part of such Person’s property or the entry of an order for the winding up or liquidation of its affairs, which decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; (ii) the commencement by a Person of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of a Person or for any substantial part of its property, or any general assignment by a Person for the benefit of creditors; (iii) the attachment by a creditor of a Person’s interest in the Company, which attachment is not discharged or vacated within ninety (90) days from the date it becomes effective; or (iv) the occurrence of any event constituting a “Bankruptcy” within meaning assigned to such term in the Operating Agreement.

“Board of Managers” or “Board” shall mean the Board of Managers of the Company.

“Capital Account(s)” shall have the meaning assigned thereto in the Operating Agreement.

2017 Longeveron LLC Incentive Plan

“Cause” shall have the meaning assigned thereto in the Operating Agreement; provided, however, in the event a Participant has entered into an employment agreement with the Company or a Company Subsidiary that defines Cause, “Cause” shall also include the occurrence of any event constituting “Cause” as defined in such Participant’s employment agreement.

“Change in Form” shall mean a transaction or series of transactions under which the Company be conducted in a form different from that of a Delaware limited liability company taxed as a partnership, for example a conversion in the a C-corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor code or law.

“Common Units” shall have the meaning assigned thereto in the Operating Agreement; provided, however, Common Units available for issuance under the Plan shall be in the form of Series C Common Units.

“Company” means Longeveron LLC, a Delaware limited liability company, including any successors thereto.

“Company Subsidiary” shall have the meaning assigned thereto in the Operating Agreement.

“Disability” shall have the meaning assigned thereto in the Operating Agreement.

“Effective Date” means the date the Plan becomes effective as provided under Article IX hereto.

“Fair Market Value” means, unless otherwise determined by the Board of Managers, the value of an Incentive Unit and/or Common Units (including any Common Unit underlying an Option), as applicable, in the Company determined as of the most recent preceding Valuation Date by such methods or procedures as shall be established from time to time in good faith by the Board of Managers; provided, however, in the event a Participant’s Service is terminated for Cause, or the Board of Managers has determined that the Participant has violated any nonsolicitation, noncompetition or nondisclosure provision contained in any agreement, including but not limited to an Award Agreement, entered into by and between a Participant and the Company, a Company Subsidiary and/or an Affiliate, the Fair Market Value of the Participant’s Incentive Units and/or Common Units (to the extent not otherwise Forfeited), as applicable, shall be the lesser of the amount of the Participant’s Capital Account balance attributable to such Incentive Units and/or Common Units, as applicable, or such value as determined in accordance with the foregoing procedures.

“Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all right, title and interest in and to the Option, Incentive Units, Common Units, Restricted Units and/or Unit Appreciation Rights, as applicable, or any portion thereof, including, but not limited to, any Units issuable thereunder and all profits or capital of the Company attributable to such Incentive Unit or Common Unit; the elimination of the Participant’s Capital Account relating thereto; the loss of any and all rights to any payment by the Company for such Option, Incentive Units, Common Units, Restricted Units and/or Unit Appreciation Rights, as applicable; and the termination of all other rights of the Participant related to such Option, Incentive Unit, Common Units, Restricted Units and/or Unit Appreciation Rights, as applicable, arising under this Plan, an Award Agreement, the Operating Agreement or otherwise.

2017 Longeveron LLC Incentive Plan

“Incentive Unit”, “Restricted Incentive Units” and “Unrestricted Incentive Units” shall have the meaning assigned thereto in the Operating Agreement.

“Initial Public Offering” or “IPO” means following the Change in Form, the closing of an initial public offering of the stock or other equity securities of the Company firmly underwritten by a nationally recognized underwriter.

“Member” shall have the meaning assigned thereto in the Operating Agreement.

“Operating Agreement” means that certain Limited Liability Company Agreement between the Company and the members named therein dated as of November 20, 2014, as may thereafter be amended or restated from time to time.

“Option” means a right, whether issued in the form of an option, warrant or other similar equity-based instrument, to purchase one or more Units, subject to the terms of the Plan and the related Option Award Agreement.

“Option Award Agreement” means the agreement between the Company and a Participant or other document or instrument evidencing an Award of an Option by the Board of Managers as described in Section 3.2 hereof.

“Participant” means any person who has satisfied the eligibility requirements set forth in Section 1.6 and who has entered into an Award Agreement under the Plan, which Award Agreement remains outstanding under the Plan.

“Person” shall have the meaning assigned thereto in the Operating Agreement.

“Plan” shall have the meaning provided in Section 1.1 hereof.

“Restricted Unit” shall mean a right granted pursuant to Article II of the Plan to receive Series C Common Units at a future date in accordance with the terms of the Award Agreement and this Plan. Notwithstanding any provision of an Award Agreement to the contrary, Restricted Units may, in the Company’s sole discretion, be settled in cash in lieu of an issuance of Class C Common Units.

“Sale Transaction” means: (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person; or (ii) the acquisition of the Company by a Person or “group” of Persons (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, or reorganization), if, following such transaction or transactions, the Persons that were securityholders immediately prior to such transaction or transactions beneficially own, directly or indirectly, less than fifty percent (50%) of both the then outstanding securities of the purchaser, transferee or successor and do not otherwise retain the power to direct or cause the direction, directly or indirectly, through one or more intermediaries, of the management and policies of the purchaser, transferee or successor. Notwithstanding the foregoing, a Sale Transaction shall not include any or all transactions necessary to effectuate a Change in Form.

2017 Longeveron LLC Incentive Plan

“Section 409A” shall mean Section 409A of the Code, and the regulations and other binding guidance promulgated thereunder.

“Service” shall mean the provision of services to the Company, a Company Subsidiary and/or an Affiliate by an individual in the capacity of an employee, partner, manager or a consultant.

“Unit” shall have the meaning assigned thereto in the Operating Agreement. Units available for issuance under the Plan shall be in the form of Incentive Units or Series C Common Units.

“Unit Appreciation Right” shall mean a right granted pursuant to Article II of the Plan to receive a payment of Series C Common Units based on the increase in the value of the number of Series C Common Units specified in the Award Agreement. Notwithstanding any provision of an Award Agreement to the contrary, Unit Appreciation Rights may, in the Company’s sole discretion, be settled in cash in lieu of the issuance of Series C Common Units.

“Unvested” means the portion of an Award which has not become Vested in accordance with the terms of the Plan or a Participant’s Award Agreement.

“Valuation Date” means the last day of each calendar year and such other dates, if any, as may be established from time to time by the Board.

“Vest,” “Vesting,” “Vested” means the lapse, in accordance with the terms of the Plan or a Participant’s Award Agreement of the Forfeiture restrictions applicable to all or a portion of an Award.

“Vesting Start Date” means the “Grant Date” (as defined in an Award Agreement) unless such other date is specifically designated as the Vesting Start Date under the terms of an Award Agreement.

2017 Longeveron LLC Incentive Plan

1.3 Administration

The Plan shall be administered by the Board of Managers or a designee thereof (hereinafter collectively the “Board”). Subject to the terms of the Plan and without limiting the Board’s authority, the Board shall, among other things, determine eligibility for participation in the Plan, grant or issue Awards under the Plan, establish the terms and conditions of any such Award (including, without limitation, the form of the Award and the number and/or type of Units underlying the Award), the ownership rights in the Company represented by the Incentive Units and/or Common Units covered by the Award, and the Forfeiture provisions and other conditions applicable to each Award), approve the form of, adjust, modify or amend any Award Agreement as necessary, construe the Plan and any Award Agreement issued under the Plan, or, subject to the provisions of the Plan, accelerate at any time the Vesting of any Award. To the extent the Board has delegated any administrative authority hereunder, such delegation of authority shall be and remain revocable by the Board.

The Board shall have full authority and discretion to decide all matters relating to the administration and interpretation of the Plan and any Award Agreement, including but not limited to the resolution of any conflict or ambiguity contained in the terms of the Plan, which determinations shall be final, conclusive, and binding on the Company, the Participant and any and all interested parties. In the event of a conflict between the terms of the Plan and an Award Agreement, the Plan shall govern except to the extent that the Plan gives the Board the express authority to vary the terms of the Plan by means of an Award Agreement, in which case, the Award Agreement shall govern with respect to such terms. In the event of a conflict between the Operating Agreement and the Plan and/or the Award Agreement, the Board shall have full authority and discretion to resolve the conflict, which determination shall be final, conclusive, and binding on the Company, the Participant and any and all interested parties.

1.4 Types of Awards Under the Plan

Awards under the Plan may be in the form of Options, Incentive Units, Common Units, Restricted Units or Unit Appreciation Rights. The maximum number of (i) Incentive Units available for grant or issuance pursuant to Awards under the Plan, (ii) Series C Common Units available for grant or issuance pursuant to Options under the Plan, and (iii) Series C Common Units available for grant or issuance pursuant to Awards (other than Options) under the Plan, shall, in the aggregate, not exceed 200,000. Incentive Units issued from time to time, if any, will be issued for no consideration or de minimis consideration as such interests are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27 and 2001-43. Incentive Units or Common Units issued or reserved for issuance under an Award that is Forfeited, cancelled, expires or terminate for any reason shall again become available for issuance under the Plan.

The Company may require holders of Common Units and Incentive Units to transfer such Units to one or more entities organized for the purpose of holding such Units (each, an “Employee Vehicle”) in exchange for interests in such Employee Vehicle, and the Company may issue Common Units and Incentive Units directly to an Employee Vehicle in respect of individuals who perform Services. Interest in the Employee Vehicle will generally entitle each holder of such interests to the distributions and allocations that correspond to the distributions and allocations of the Common Units and Incentive Units that are held by the Employee Vehicle and that were issued to or in respect of the holder of such interest in the Employee Vehicle.

2017 Longeveron LLC Incentive Plan

1.5 Dilution

The issuance of Incentive Units and/or Common Units (including those issued under an Award) under the Plan shall cause the Membership Interests (and, where appropriate, a proportionate amount of the Capital Account) of the Company’s pre-existing Members to decrease as provided under the Operating Agreement. The Forfeiture or cancellation of Incentive Units and/or Common Units (including those issued under an Award) under the Plan shall cause the Membership Interests (and, where appropriate, a proportionate amount of the Capital Account) of the Company’s Members to increase as provided under the Operating Agreement.

1.6 Eligibility and Participation

Employees, partners, managers, independent contractors, and consultants of, or to, the Company, a Company Subsidiary and/or an Affiliate who are determined by the Board to be responsible for the continued growth, development and future financial success of the Company and/or its subsidiary entities shall be eligible to participate in the Plan.

Article II – Unit Awards

2.1 Award of Incentive Units

The Board may, in its discretion, from time to time, grant or issue Incentive Units, Common Units, Restricted Units or Unit Appreciation Rights to persons eligible to participate in the Plan. All such Awards shall be subject to the provisions of this Plan and the Award Agreement pursuant to which such Awards are granted or issued, and to the provisions of the Operating Agreement.

2.2 Award Agreement

Each Award of Incentive Units, Common Units, Restricted Units or Unit Appreciation Rights shall be evidenced by an Award Agreement. The Award Agreement shall specify, among other things, the purchase price, if any, of the Units acquired thereunder, the terms and conditions of the Award, the number and type of Units issued or to be issued thereunder, the Vesting and Forfeiture provisions applicable thereto, and such other provisions applicable thereto; provided, however, that the rights of a Participant as a Member shall only arise as provided in Section 6.4 hereof.

2.3 Termination of Service

Unless otherwise determined by the Board or provided in an Award Agreement, any Incentive Units, Common Units, Restricted Units or Unit Appreciation Rights which have not Vested in accordance with the terms of the applicable Award Agreement shall be Forfeited by a Participant if the Participant’s Service terminates for any reason, including but not limited to death, Disability, voluntary termination or involuntary termination with or without Cause.

2017 Longeveron LLC Incentive Plan

2.5 Fundamental Transaction

Notwithstanding any provision of this Plan or Award Agreement to the contrary, upon the occurrence of a Sale Transaction, Change in Form, IPO, or in connection with the death, Disability or termination of the Participant’s Service, the Board may, in its sole discretion, accelerate the Vesting of all or a portion of any outstanding Award. Any such action taken by the Board pursuant to the authority granted under this Section is not required to be uniform among all Participants and may apply to such Participants, or classes or categories of Participants as the Board, in its sole discretion, deems appropriate. To the extent that the Board exercises its authority granted under this Section to accelerate the Vesting of an Award, the risk of Forfeiture applicable to the affected Award shall immediately lapse and such Award shall become fully Vested.

Article III – Option Awards

3.1 Award of Options

The Board may, in its discretion, from time to time, make an Award of Options to persons eligible to participate in the Plan. All such Options shall be subject to the provisions of this Plan and the Option Award Agreement pursuant to which such Options are granted, and to the provisions of the Operating Agreement. Each Option and all rights and obligations thereunder shall expire on such date as the Board may determine, but not later than ten (10) years from the date such Option is awarded, and shall be subject to earlier termination as provided elsewhere in the Plan and the applicable Option Award Agreement.

3.2 Option Award Agreement

Each Award of an Option shall be evidenced by an Option Award Agreement. The Option Award Agreement shall specify, among other things, the terms and conditions of the Award and the exercise of such Option, the exercise price of the Option, the number of Units to which the Option relates, the Vesting and Forfeiture provisions applicable thereto, and such other provisions applicable to such Option; provided, however, that the rights of a Participant as a Member shall only arise as provided in Section 6.4 hereof.

3.3 Option Exercise Price

The exercise price of each Option shall be determined by the Board and shall not be less than the Fair Market Value of a Unit at the date of grant. Unless otherwise provided in the Option Award Agreement or as otherwise determined by the Board, the exercise price of an Option shall be paid in full in cash at the time of exercise.

3.4 Exercise of Options

Options shall be exercisable in accordance with the provisions of the Participant’s Option Award Agreement. Each Option shall, by its terms, be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding, in the event of a Participant’s death, such Participant’s Options may be exercised (to the extent exercisable under the Option Award Agreement) by the Participant’s personal representative or persons entitled thereto under the Participant’s will or the laws of descent and distribution.

2017 Longeveron LLC Incentive Plan

3.5 Termination of Service

Unless otherwise provided in an Option Award Agreement, any portion of an Option which has not Vested in accordance with the terms of the applicable Option Award Agreement shall be Forfeited by a Participant if the Participant’s Service is terminated for any reason, including but not limited to death, Disability, voluntary termination or involuntary termination with or without Cause. Unless otherwise provided in the Participant’s Option Award Agreement, in the event a Participant’s Service is terminated for Cause, the Participant’s interest in the unexercised portion of an outstanding Option shall be immediately Forfeited regardless of whether such Option has otherwise Vested in accordance with the provisions of the applicable Option Award Agreement.

3.6 Fundamental Transaction

Notwithstanding any provision of this Plan or an Option Award Agreement to the contrary, upon the occurrence of a Sale Transaction, Change in Form, IPO, or in connection with the death, Disability or termination of the Participant’s Service, the Board may, in its sole discretion, accelerate the Vesting of all or portion of the Options awarded under an Option Award Agreement. Any such action taken by the Board pursuant to the authority granted under this Section is not required to be uniform among all Participants and may apply to such Participants, or classes or categories of Participants as the Board, in its sole discretion, deems appropriate. To the extent that the Board exercises its authority granted under this Section to accelerate the Vesting of Options, the risk of Forfeiture applicable to the affected Options shall immediately lapse and such Units shall become fully Vested.

Article IV – Right of First Refusal/Right to Repurchase

4.1 Transfer Restrictions/Right of First Refusal

The right to sell, transfer, assign, pledge, hypothecate, gift or otherwise dispose of any Incentive Units acquired under an Award Agreement shall be determined by and be subject to the terms of the Plan and the Operating Agreement. To the extent that the transfer of any Units acquired under an Award Agreement is otherwise permitted, such transfer shall be subject to the transfer restrictions contained in the Operating Agreement, including, without limitation, the rights of first refusal and transfer restrictions set forth in Article XI thereof.

4.2 Company’s Right to Purchase Incentive Units From the Participant

If a Participant’s Service is terminated for any reason, the Company shall have the right for a period of twelve (12) months, or such shorter period as is required by applicable law, beginning as of the date of the Participant’s termination of Service, to purchase from the Participant (or any transferee of a Participant) any and all, or any portion thereof, of the Units issued to the Participant under this Plan, to the extent vested (regardless of who then owns the Units) at a price equal to the Fair Market Value of such Units.

2017 Longeveron LLC Incentive Plan

The Fair Market Value of the Units to be purchased pursuant to this Article III shall be fixed as of the date the Participant (or any transferee of a Participant) is notified by the Company of its intent to purchase the Units and shall not increase or decrease thereafter. The closing for the purchase of a Participant’s Units shall occur within one hundred twenty (120) days of the date the Participant (or any transferee of a Participant) is notified by the Company of its intent to purchase the Participant’s Units. Up to one hundred percent (100%) of the aggregate purchase price for the Units to be repurchased pursuant to this Article III may, at the discretion of the Company, be paid by deferred payment. Any such deferred payment to be made pursuant to this Article III shall be evidenced by a promissory note executed, dated and delivered as of the date of closing. Such note shall be due and payable in four (4) equal annual installments of principal, together with accrued interest, beginning on the first anniversary of the closing date, and continuing on each succeeding anniversary until fully paid. Any promissory note delivered under this Article III shall bear interest accruing from the date of the closing at the lowest rate permitted to be charged for indebtedness of this nature under Section 483 and Section 1274 of the Internal Revenue Code (whichever Section shall be applicable) and as announced from time to time by the Internal Revenue Service so as to avoid an “imputation” of interest (as that term is used in Section 483 of the Internal Revenue Code) and the presence of “original issue discount” (as that term is used in Section 1274 and the related provisions of the Internal Revenue Code). Such note shall provide that the obligor shall have the right, at any time and from time to time, to make prepayments of the principal thereon either in whole, or in part, together with all interest accrued to the date of each prepayment, without prepayment penalty or premium of any kind.

Article V – Tax Matters/Section 409A

5.1 Withholding

The Company shall have the right to require the Participant to remit to the Company, or withhold from any wages payable to a Participant, an amount sufficient to satisfy federal, state and local tax withholding requirements, if any, arising from or in connection with the Participant’s receipt and/or ownership of Units Unit Appreciation Rights or Restricted Units granted or acquired under the Plan. The Company shall have a right to withhold from any payment of Units and/or cash payment to a Participant or other person under the Plan an amount sufficient to cover any required tax withholding requirements, including the Participant’s social security and Medicare taxes and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to an Award. The Company shall have the right to require the payment of any Taxes before issuing any Units pursuant to the Award. The Board may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number or percentage of Units delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings through a reduction of the number or percentage of Units delivered to such individual or a subsequent return to the Company of Units held by the Participant. To the extent appropriate, any such Taxes may be withheld by, or remitted to, a Company Subsidiary or an Affiliate.

2017 Longeveron LLC Incentive Plan

5.2 Section 409A

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable:

(a) The grant of Options or Unit Appreciation Rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to eligible employees, partners, managers and consultants of the Company, a Company Subsidiary and/or an Affiliate in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(1)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests in an organization.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. Whether a Participant has separated from service or employment will be determined by the Board based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, separation from service shall mean the Participant’s death, retirement or other termination of service with the Company and all of its controlled group members within the meaning of Section 409A of the Code; provided, that, a Participant will be presumed to have experienced a separation from service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) If a Participant is a “specified employee” for purposes of Section 409A and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon separation from service, such payment shall be delayed for a period of six (6) months after the date the Participant separates from service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement. The provisions of this Section 4.2(c) shall apply at such time as the Company’s Units (or other applicable securities) are publicly traded on an established securities market or otherwise, consistent with the elections and provisions authorized and/or established under Section 409A.

(d) In no event shall the Company (or its employees, partners, officers, or directors or Affiliates) or any member of the Board have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

2017 Longeveron LLC Incentive Plan

Article VI – Other Provisions

6.1 Adjustment in Interests/Successor

In the event that the Board shall determine that any dividend or other distribution, recapitalization, Unit split, reverse Unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Company, or other similar corporate transaction or event, including any transaction(s) in connection with a Change in Form, affects the Awards such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Units (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award. Adjustments under this Section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. Fractional interests may, at the discretion of the Board, be issued under the Plan on account of any such adjustment. Upon any such adjustment, the rights and obligations under the Plan and any applicable Award Agreement, including but not limited to Vesting and Forfeiture provisions, shall continue with respect to such interests or securities in the same manner as applied to the original interests of the Company issued under the Plan.

The Company shall use commercially reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

6.2 No Employment or Service Rights

Nothing contained in the Plan or an Award Agreement shall confer upon any Participant any right with respect to continued Service nor shall the Plan interfere in any way with the right of the Company, a Company Subsidiary and/or Affiliate to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s Service for any reason.

6.3 Nontransferability

Notwithstanding any other provision of this Plan or an Award Agreement to the contrary, the Awards issued under the Plan and the Participant’s rights and obligations arising therefrom may not be assigned, pledged or otherwise transferred (hereinafter collectively “Transfer”) without the written consent of the Company and then only in accordance with the terms of the Operating Agreement. In the event the Company consents to any such Transfer of Units, no such Transfer shall be deemed effective until the transferee delivers to the Company a signed joinder agreement(s) (in the form prescribed by the Company) agreeing to be bound by the provisions of the Plan, the applicable Award Agreement, and the Operating Agreement and otherwise complies with the terms of the Operating Agreement.

2017 Longeveron LLC Incentive Plan

6.4 Member

A Participant shall obtain the rights and obligations as a Member with respect to the Units acquired under an Award Agreement and the Plan only upon satisfaction of all the following: (i) the execution by the Company and the Participant of the applicable Award Agreement and the Participant’s satisfaction of the terms of the Award Agreement; (ii) the satisfaction of any tax withholding obligation as described in Article IV of the Plan; and (iii) the delivery by the Participant to the Company of a signed joinder agreement (in the form prescribed by the Company) agreeing to be bound by the provisions of the Operating Agreement. Upon satisfying the foregoing conditions, the Participant shall have the rights and obligations of a Member with respect to such Units, subject to the terms of the Plan, the applicable Award Agreement and the Operating Agreement.

6.5 Foreign Jurisdictions

Subject to the provisions of this Article VI, the Board shall have the authority to adopt or amend the provisions of the Plan or an Award Agreement with foreign nationals or United States citizens employed abroad, as it may deem necessary or desirable to comply with the tax or other laws of foreign countries in order to promote achievement of the purposes of the Plan.

6.6 Other Compensation Plan

Nothing contained in this Plan shall prevent the Company, a Company Subsidiary and/or Affiliate from adopting other or additional compensation arrangements for employees, consultants, independent contractors or other persons of the Company, a Company Subsidiary and/or Affiliate.

6.7 Compliance With Governmental Regulations

It is intended that Units issued under the Plan shall be exempt from the registration requirements of federal and state securities laws. The Company shall use commercially reasonable efforts to affect any registrations or exemption filings and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration, filing or compliance is necessary.

6.8 Exculpation and Indemnification

The Company shall indemnify and hold harmless the members of the Board and any Person or member of any committee to which the Board has delegated any administrative authority under the Plan from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, willful misconduct, and/or criminal acts of such persons.

2017 Longeveron LLC Incentive Plan

6.9 Change in Form

In preparation for the Company engaging in a transaction or series of transactions in which the Company contemplates a Change in Form and/or an IPO, notwithstanding any other provisions to the contrary herein and without the consent of any Participant, the Board, in its sole discretion, shall have the authority to take any and all action the Board considers or deems necessary or appropriate to modify or amend the Plan and any Award and/or Award Agreement in connection with such Change in Form and/or IPO regardless of whether such modification or amendment of the Plan and/or Award Agreement shall adversely affect the rights of a Participant under the Plan and/or Award Agreement or otherwise.

6.9 Voting Agreement; Proxy

By participating in the Plan, a Participant agrees to vote Units issued pursuant to the Plan, with respect to any matter in which the Participant shall have the right to vote, in accordance with the recommendation of the Board. Without in any way limiting the generality of the foregoing voting agreement, in the event of an Approved Sale (as defined below), each Participant agrees (i) to vote all Units then owned by the Participant at any regular or special meeting of members (or consent pursuant to a written consent in lieu of such meeting) in favor of such Approved Sale, and to raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) to waive any and all dissenters’, appraisal or similar rights with respect to such Approved Sale, and (iii) if the Approved Sale is structured as a sale of equity securities by the members of the Company, to sell the Units then owned by the Participant on the terms and conditions of such Approved Sale. “Approved Sale” means a Change of Control, Sale Transaction or Change in Form which has been approved by the Board and the holders of a majority of the Company’s outstanding Voting Units (as defined in the Operating Agreement). The Participant will take all actions requested by the Company in connection with the consummation of an Approved Sale, including, without limitation, entering into an agreement reflecting the terms of the Approved Sale, surrendering certificates, giving customary and reasonable representations and warranties, and executing and delivering customary certificates or other documents.

As security for the Participant’s obligations hereunder this Section, each Participant grants to the Chairman of the Board, with full power of substitution and resubstitution, an irrevocable proxy to vote all Units owned or hereafter acquired by the Participant, at all meetings of the members of the Company held or taken after the date of this Agreement, or to execute any written consent in lieu thereof. This proxy shall be deemed to be coupled with an interest, shall be irrevocable, and shall remain valid and continue in effect until terminated by the Company. Each Participant hereby irrevocably appoints the Chairman of the Board as the Participant’s attorney-in-fact with authority to sign any documents with respect to any such vote or any actions by written consent of the members taken after the date of this Agreement.

2017 Longeveron LLC Incentive Plan

Article VII – Amendment and Termination

The Board may modify, amend or terminate the Plan at any time; provided, however, that no modification, amendment or termination of this Plan shall materially adversely affect the Vested rights of a Participant under an Award previously made to such Participant without the consent of such Participant.

Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan or an Award Agreement shall adversely affect the rights of a Participant under the Plan.

Article VIII – Governing Law

This Plan shall be construed in accordance with and governed exclusively by the laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

Article IX – Venue

Jurisdiction and venue in any proceeding relating to the Plan or any Award granted or issued hereunder is specifically limited to any court geographically located in Miami, FL.

Article X – Effective Date

IN WITNESS WHEREOF, the undersigned has caused this Plan to be duly adopted, executed and effective as of this 18th day of July, 2017 (the “Effective Date”).

LONGEVERON LLC

By:	/s/ Joshua M. Hare
Joshua M. Hare, M.D.,
Chairman of the Board

2017 Longeveron LLC Incentive Plan